Exhibit 99.1

Equinix Reports Fourth Quarter and Year-End 2005 Results

    FOSTER CITY, Calif.--(BUSINESS WIRE)--Feb. 8, 2006--Equinix, Inc. (Nasdaq:EQIX):

    -- Increased quarterly revenues to $61.8 million, a 6% increase over previous quarter; increased annual revenues to $221.1 million, a 35% increase over 2004

    -- Increased annual EBITDA, a non-GAAP financial measure, to $70.1 million, up from $35.6 million in previous year

    -- Announces new expansion build in Washington D.C. metro area and plans to expand in the Chicago metro area

    Equinix, Inc. (Nasdaq:EQIX), the leading provider of network-neutral data centers and Internet exchange services, today reported its quarterly and year-end results for the period ended December 31, 2005.
    Revenues were $61.8 million for the fourth quarter and $221.1 million for the year ended December 31, 2005, representing a 6% increase over the previous quarter, and a 35% increase over 2004 revenues. Recurring revenues, consisting primarily of colocation, interconnection and managed services, were $58.4 million for the quarter and $208.0 million for the year ended December 31, 2005, an 8% increase over the previous quarter, and a 35% increase over 2004.
    Non-recurring revenues for the fourth quarter were $3.4 million, consisting primarily of professional services and installation fees. Non-recurring revenues for the year ended December 31, 2005 were $13.1 million, consisting of $12.2 million of professional services and installation fees, and $861,000 of customer settlements. Annual non-recurring revenues, excluding customer settlements, increased 46% year over year.
    Note: Equinix uses non-GAAP financial measures, such as EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), cash interest expense, cash net income (loss), non-GAAP net income (loss), free cash flow and adjusted free cash flow to evaluate its operations. A reconciliation of these non-GAAP financial measures to the most closely applicable GAAP financial measure are attached to this release and commence at the bottom of our condensed consolidated statements of operations -- GAAP presentation.
    Cost of revenues were $41.7 million for the fourth quarter and $158.4 million for the year ended December 31, 2005, representing a 2% increase over the previous quarter, and a 16% increase over 2004 cost of revenues. Cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation, were $25.2 million for the fourth quarter and $95.6 million for the year ended December 31, 2005. Cash gross margins, defined as gross profit less depreciation, amortization, accretion and stock-based compensation, divided by revenues, for the quarter were 59%, up from 57% the previous quarter. Cash gross margins were 57% for 2005, up from 50% in 2004.
    Selling, general and administrative expenses were $17.3 million for the fourth quarter. Selling, general and administrative expenses, excluding depreciation, amortization and stock-based compensation were $14.8 million for the fourth quarter, a 2% decrease from the previous quarter, and $55.4 million for 2005, a 21% increase over 2004.
    The company was able to expand its IBX footprint by approximately 19% in 2005 through the acquisition of previously built-out data centers in the Silicon Valley, Chicago and Los Angeles areas, all scheduled to open around the first half of 2006. Equinix also acquired the campus that houses its flagship Washington, D.C. area IBX center for a total purchase price of $53.8 million. In fourth quarter, Equinix completed transactions to purchase and finance its Washington, D.C. area center, the sale and leaseback of its Los Angeles area center, and the planned exit of its San Jose ground lease. The exit of the San Jose ground lease resulted in the recognition of a restructuring charge totaling $33.8 million in the quarter.
    Net loss for the fourth quarter was $32.6 million, including stock-based compensation expense of $2.0 million, and including the restructuring charge of $33.8 million. This represents a basic and diluted net loss per share of $1.25 on a weighted average share count of 26.1 million. Net loss for the year ended December 31, 2005 was $42.6 million, or a basic and diluted net loss per share of $1.78. Excluding the restructuring charge and stock-based compensation, the company was net income positive for the quarter, with a non-GAAP net income of $3.2 million, a $7.7 million improvement over the same quarter last year and $2.6 million improvement over the previous quarter. The company's cash net income, defined as net income (loss) less depreciation, amortization, accretion, stock-based compensation expense, restructuring changes and non-cash interest expense for the quarter was $20.5 million, a 19% improvement over the previous quarter.
    EBITDA, defined as loss from operations before depreciation, amortization, accretion, stock-based compensation expense and restructuring charges, was $21.8 million for the fourth quarter and $70.1 million for the year ended December 31, 2005, an increase of 22% over the previous quarter and up from $35.6 million in 2004, or a 60% EBITDA flow-through rate in 2005.
    Capital expenditures in the fourth quarter were $22.9 million, of which $8.0 million was attributed to ongoing capital expenditures and $14.9 million was attributed to expansion capital expenditures. Capital expenditures for the year ended December 31, 2005 were $45.4 million, of which $19.7 million was attributed to ongoing capital expenditures and $25.7 million was attributed to expansion capital expenditures.
    The Company generated cash from operating activities of $18.6 million for the fourth quarter as compared to $15.5 million in the previous quarter. Cash generated from operating activities for the year ended December 31, 2005 was $67.6 million as compared to $36.9 million in 2004. Cash used in investing activities was $65.9 million in the fourth quarter as compared to $42.1 million in the previous quarter. Cash used in investing activities for the year was $120.9 million, which includes the purchase of real estate properties, as compared to $20.7 million in 2004. Adjusted free cash flow was $6.4 million in the fourth quarter and $35.2 million for the year ended December 31, 2005. Adjusted free cash flow is defined as net cash generated from operating activities less net cash used in investing activities (excluding the purchases, sales and maturities of short-term and long-term investments and the purchase and sale of real estate).
    As of December 31, 2005, the Company's cash, cash equivalents and investments were $188.9 million, including the $30.0 million draw-down under the Silicon Valley Bank revolving line of credit, an increase of $80.8 million over the previous year. The draw down was repaid in full in January 2006.

    Other Company Developments & Metrics

    -- On a same IBX basis (defined as IBX centers which have been available for new customer installs for at least four full quarters), revenues were $56.8 million; cost of revenues were $35.9 million; cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation, were $21.6 million and cash gross margins for the quarter were 62%. EBITDA on a same IBX basis was $20.7 million. Included in the same IBX results were certain selling, general and administrative expenses related to costs for the filing of our recent S-3 registration statement and certain severance charges.

    -- Equinix added 68 new customers in the fourth quarter and 287 customers for the year 2005, ending the year with 1,138 total customers. Some of the customers added in the fourth quarter include Cable & Wireless Global Ptd Ltd, Bausch & Lomb (HK) Ltd, NTT Australia Pty Ltd, Nokia Japan, PNC Bank, Hotel Booking Solutions, Inc. and Xanga. Over 50 percent of Equinix's new bookings in the quarter came from existing customers including Amazon.com, GE Capital, Goldman Sachs Group, IBM, XM Satellite Radio and Yahoo!.

    -- Based on a total cabinet capacity of approximately 26,200, the number of cabinets billing as of December 31, 2005 was approximately 14,100, up from approximately 13,700 the previous quarter, and up from 11,100 as of December 31, 2004. On a weighted average basis, the number of cabinets billing was approximately 14,000 representing a utilization rate of 54%.

    -- U.S. interconnection service revenues were 21% of U.S. recurring revenues for the fourth quarter and 22% for the year ended December 31, 2005. Interconnection services revenues represent approximately 20% of total worldwide recurring revenues for the year ended December 31, 2005. Equinix signed additional customers on its new 10 Gigabit Ethernet service including Akamai, Beyond the Network, Big Pipe and Cable and Wireless.

    -- The Company also announced that it will build out a new center at its Washington, D.C. area campus to further expand its Washington, D.C. area Internet Business Exchange(TM) (IBX(R)) center. Equinix also announced that it intends to expand in the Chicago metro area and has identified a potential site and commenced performing its due diligence for possible expansion.

    Business Outlook

    For the first quarter 2006, the company expects revenue to be in the range of $63.5 to $64.5 million. Cash gross margins are expected to be in the range of 57% to 59%. Cash selling, general and administrative expenses are expected to approximate $15.0 million. EBITDA is expected to be between $21.5 and $22.5 million. Net loss is expected to range between $9.0 and $10.0 million including the impact of approximately $10.0 million of stock-based compensation expense, primarily related to the new stock-based compensation expensing requirements. Net interest expense will approximate $2.0 million. The weighted average shares outstanding will approximate 27.6 million. Capital expenditures are expected to be approximately $30.0 to $35.0 million including between $24.0 and $27.0 million of expansion capital expenditures.
    For the full year of 2006, revenues are expected to be in the range of $275.0 to $285.0 million. Cash gross margins are expected to be in the range of 57%-59%. Cash selling, general and administrative expenses are expected to be in the range of $60.0 to $64.0 million. EBITDA is expected to be between $95.0 and $105.0 million. Capital expenditures for 2006 are expected to be in a range of $95.0 to $100.0 million, comprised of approximately $20.0 million of ongoing capital expenditures and approximately $75.0 to $80.0 million of expansion capital expenditures for the new Chicago, Los Angeles, and Silicon Valley expansions, as well as the expansion build out in the Washington D.C. area campus announced today. We expect our adjusted free cash flow to be in a range of breakeven to a negative $5.0 million for the year. Adjusted free cash flow is defined as net cash generated from operating activities less net cash used in investing activities (excluding the purchases, sales and maturities of short-term and long-term investments, as well as purchases and sales of real estate).
    The company will discuss its results and guidance on its quarterly conference call on Wednesday, February 8, 2006, at 5:30 p.m. ET (2:30 p.m. PT). To hear the conference call live, please dial 1-773-799-3263 (domestic and international) and reference the passcode (EQIX). A simultaneous live Webcast of the call will be available over the Internet at www.equinix.com, under the Investor Relations heading. A replay of the call will be available beginning on Wednesday, February 8, 2006 at 7:30 p.m. (ET) by dialing 402-220-9685. In addition, the Webcast will be available on the company's Web site at www.equinix.com. No password is required for either method of replay.
    A reconciliation between GAAP information and non-GAAP information contained in this press release is provided in a table immediately following the Condensed Consolidated Statements of Operations - GAAP Presentation. This information is also available on our Web Site under the Investor Relations heading.

    About Equinix

    Equinix is the leading global provider of network-neutral data centers and Internet exchange services for enterprises, content companies, systems integrators and network services providers. Through the company's Internet Business Exchange(TM) (IBX(R)) centers in 11 markets in the U.S. and Asia, customers can directly interconnect with every major global network and ISP for their critical peering, transit and traffic exchange requirements. These interconnection points facilitate the highest performance and growth of the Internet by serving as neutral and open marketplaces for Internet infrastructure services, allowing customers to expand their businesses while reducing costs.

    This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; a failure to receive significant revenue from customers in recently-acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports and registration statement on Form S-3 filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

    Equinix and IBX are registered trademarks of Equinix, Inc.
Internet Business Exchange is a trademark of Equinix, Inc.

    Non-GAAP Financial Measures

    Equinix continues to provide all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures, such as EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), cash interest expense, cash net income (loss), non-GAAP net income (loss), free cash flow and adjusted free cash flow to evaluate its operations. In presenting these non-GAAP financial measures, Equinix excludes certain non-cash or non-recurring items that it believes are not good indicators of the Company's current or future operating performance. These non-cash or non-recurring items are depreciation, amortization, accretion, stock-based compensation, non-cash interest, restructuring charges and, with respect to 2004 results, the non-cash portion of loss on debt extinguishment and conversion (there were no such charges or losses in 2005). Recent legislative and regulatory changes encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Equinix excludes these non-cash or non-recurring items in order for Equinix's lenders, investors, and industry analysts who review and report on the Company, to better evaluate the Company's operating performance and cash spending levels relative to its industry sector and competitor base.
    Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of our IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than ten years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.
    In addition, in presenting the non-GAAP financial measures, Equinix excludes amortization expense related to certain intangible assets, as it represents a non-cash cost that may not recur and is not a good indicator of the Company's current or future operating performance. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charge liability, as these expenses represent costs, which Equinix believes are not meaningful in evaluating the Company's current operations. Equinix excludes non-cash stock-based compensation expense as it represents expense attributed to stock awards that have no current or future cash obligations. As such, we, and our investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. Equinix excludes interest expense associated with the amortization of debt issuance costs and discounts, as well as the interest expense associated with its convertible secured notes as such interest expenses do not require any cash in the periods presented nor will they in future periods. Lastly, with respect to its 2005 and 2004 results, Equinix excludes restructuring charges and the non-cash portion of the loss on debt extinguishment and conversion. The restructuring charges relate to the Company's decision to exit leases for excess space adjacent to several of our IBX centers, which we do not intend to build out now or in the future. The non-cash portion of the loss on debt extinguishment and conversion, which represents the write-off of the unamortized debt issuance costs and discounts associated with the debt facilities extinguished or converted as no cash was expended in the periods presented for such write-offs nor will there be in the future. Management believes such restructuring charges and write-offs of debt issuance costs and discounts were unique costs that are not expected to recur, and consequently, does not consider these charges as a normal component of expenses related to current and ongoing operations.
    Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provide consistency and comparability with past reports and provide a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.
    Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.
    Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation (with respect to 2006), net income (loss) from operations, interest income, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how it was calculated for the three and twelve months ended December 31, 2005 and 2004, presented within this press release.



                             EQUINIX, INC.
  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP PRESENTATION
                (in thousands, except per share detail)
                              (unaudited)


                          Three Months Ended       Twelve Months Ended
                     ----------------------------- -------------------
                     December  September December  December  December
                        31,       30,       31,       31,       31,
                       2005      2005      2004      2005      2004
                     --------- --------- --------- --------- ---------

Recurring revenues    $58,380   $54,291   $42,638  $208,003  $154,449
Non-recurring
 revenues               3,418     3,805     2,351    13,054     9,222
                     --------- --------- --------- --------- ---------
   Revenues            61,798    58,096    44,989   221,057   163,671

Cost of revenues       41,715    40,955    34,705   158,354   136,950
                     --------- --------- --------- --------- ---------
     Gross profit      20,083    17,141    10,284    62,703    26,721
                     --------- --------- --------- --------- ---------

Operating expenses:
   Sales and
    marketing           5,759     4,829     5,106    20,552    18,604
   General and
    administrative     11,516    12,078     7,950    45,110    32,494
   Restructuring
    charges            33,814         -    17,685    33,814    17,685
                     --------- --------- --------- --------- ---------
     Total operating
      expenses         51,089    16,907    30,741    99,476    68,783
                     --------- --------- --------- --------- ---------

Income (loss) from
 operations           (31,006)      234   (20,457)  (36,773)  (42,062)
                     --------- --------- --------- --------- ---------

Interest and other
 income (expense):
   Interest income        940     1,075       472     3,584     1,291
   Interest expense
    and other          (2,548)   (1,928)   (2,731)   (8,880)  (11,496)
   Loss on debt
    extinguishment
    and conversion          -         -         -         -   (16,211)
                     --------- --------- --------- --------- ---------
     Total interest
      and other, net   (1,608)     (853)   (2,259)   (5,296)  (26,416)
                     --------- --------- --------- --------- ---------

Net loss before
 income taxes         (32,614)     (619)  (22,716)  (42,069)  (68,478)

   Income taxes            10      (164)       47      (543)     (153)

                     --------- --------- --------- --------- ---------
Net loss             $(32,604)    $(783) $(22,669) $(42,612) $(68,631)
                     ========= ========= ========= ========= =========

Basic and diluted net
 loss per share        $(1.25)   $(0.03)   $(1.21)   $(1.78)   $(3.87)
                     ========= ========= ========= ========= =========

Shares used in
 computing basic and
 diluted net loss per
 share                 26,100    24,076    18,766    23,956    17,719
                     ========= ========= ========= ========= =========

----------------------------------------------------------------------

Non-GAAP net income
 (loss) (1)            $3,196      $575   $(4,536)    $(521) $(33,268)
                     ========= ========= ========= ========= =========

(1) Non-GAAP net income (loss) excludes stock-based compensation, restructuring charges and the $16,211,000 loss on debt extinguishment and conversion during the twelve months ended
    December 31, 2004 as follows:

   Net loss          $(32,604)    $(783) $(22,669) $(42,612) $(68,631)
   Stock-based
    compensation        1,986     1,358       448     8,277     1,467
   Restructuring
    charges            33,814         -    17,685    33,814    17,685
   Loss on debt
    extinguishment
    and conversion          -         -         -         -    16,211
                     --------- --------- --------- --------- ---------
     Non-GAAP net
      income (loss)    $3,196      $575   $(4,536)    $(521) $(33,268)
                     ========= ========= ========= ========= =========




                             EQUINIX, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS -
                         NON-GAAP PRESENTATION
                            (in thousands)
                              (unaudited)


                           Three Months Ended      Twelve Months Ended
                      ---------------------------- -------------------
                      December September  December  December December
                         31,      30,        31,       31,      31,
                        2005     2005       2004      2005     2004
                      --------- -------- --------- --------- ---------

Recurring revenues     $58,380  $54,291   $42,638  $208,003  $154,449
Non-recurring revenues   3,418    3,805     2,351    13,054     9,222
                      --------- -------- --------- --------- ---------
   Revenues (1)         61,798   58,096    44,989   221,057   163,671

Cash cost of
 revenues (2)           25,192   25,119    20,928    95,557    82,438
                      --------- -------- --------- --------- ---------
       Cash gross
        profit (3)      36,606   32,977    24,061   125,500    81,233
                      --------- -------- --------- --------- ---------

Cash operating
 expenses (4):
   Cash sales and
    marketing
    expenses (5)         5,332    4,566     4,613    18,931    16,642
   Cash general and
    administrative
    expenses (6)         9,446   10,492     7,085    36,430    28,977
                      --------- -------- --------- --------- ---------
       Total cash
        operating
        expenses (7)    14,778   15,058    11,698    55,361    45,619
                      --------- -------- --------- --------- ---------

EBITDA (8)              21,828   17,919    12,363    70,139    35,614
                      --------- -------- --------- --------- ---------

Cash interest and
 other income
 (expense) (9):
   Interest income         940    1,075       472     3,584     1,291
   Cash interest
    expense and
    other (10)          (2,324)  (1,650)     (972)   (7,205)   (3,691)
   Cash loss on debt
    extinguishment and
    conversion (11)          -        -         -         -    (2,505)
   Income taxes             10     (164)       47      (543)     (153)
                      --------- -------- --------- --------- ---------
     Total cash
      interest and
      other, net        (1,374)    (739)     (453)   (4,164)   (5,058)
                      --------- -------- --------- --------- ---------

Cash net income (12)   $20,454  $17,180   $11,910   $65,975   $30,556
                      ========= ======== ========= ========= =========

Cash gross margins(13)      59%      57%       53%       57%       50%
                      ========= ======== ========= ========= =========

EBITDA flow-through
 rate (14)                 106%      33%       90%       60%       74%
                      ========= ======== ========= ========= =========

----------------------

(1) The geographic split of our revenues is presented below:

U.S. revenues          $53,463  $50,527   $38,705  $191,390  $141,598
Asia-Pacific revenues    8,335    7,569     6,284    29,667    22,073
                      --------- -------- --------- --------- ---------
  Revenues             $61,798  $58,096   $44,989  $221,057  $163,671
                      ========= ======== ========= ========= =========

Revenues on a services basis is presented below:

Colocation             $43,127  $40,138   $30,814  $152,606  $111,986
Interconnection         11,181   10,527     8,901    40,877    31,414
Managed infrastructure   3,760    3,626     2,923    14,208    11,049
Other                      312        -         -       312         -
                      --------- -------- --------- --------- ---------
  Recurring revenues    58,380   54,291    42,638   208,003   154,449
Non-recurring revenues   3,418    3,805     2,351    13,054     9,222
                      --------- -------- --------- --------- ---------
  Revenues             $61,798  $58,096   $44,989  $221,057  $163,671
                      ========= ======== ========= ========= =========

New IBX centers are IBX centers which have not been available for customer installs for at least four full quarters. Revenues on a same IBX versus new IBX basis is presented below:

Same IBX centers       $56,752  $54,776   $43,165  $211,267  $157,656
New IBX centers          5,046    3,320     1,824     9,790     6,015
                      --------- -------- --------- --------- ---------
  Revenues             $61,798  $58,096   $44,989  $221,057  $163,671
                      ========= ======== ========= ========= =========

(2) We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

Cost of revenues       $41,715  $40,955   $34,705  $158,354  $136,950
Depreciation,
 amortization and
 accretion expense     (16,523) (15,836)  (13,777)  (62,797)  (54,477)
Stock-based
 compensation expense        -        -         -         -       (35)
                      --------- -------- --------- --------- ---------
  Cash cost of
   revenues            $25,192  $25,119   $20,928   $95,557   $82,438
                      ========= ======== ========= ========= =========

The geographic split of our cash cost of revenues is presented below:

U.S. cash cost of
 revenues              $20,954  $20,933   $16,962   $79,287   $67,702
Asia-Pacific cash cost
 of revenues             4,238    4,186     3,966    16,270    14,736
                      --------- -------- --------- --------- ---------
  Cash cost of
   revenues            $25,192  $25,119   $20,928$95,557   $82,438
                      ========= ======== ========= ========= =========

New IBX centers are IBX centers which have not been available for customer installs for at least four full quarters. Cost of revenues and cash cost of revenues on a same IBX versus new IBX basis is presented below:

Same IBX centers-cash
 cost of revenues      $21,605  $23,292   $18,703   $87,378   $74,647
Same IBX centers-
 depreciation,
 amortization and
 accretion expense      14,277   14,031    13,312    56,687    53,255
Same IBX centers-
 stock-based
 compensation expense        -        -         -         -        35
                      --------- -------- --------- --------- ---------
  Same IBX centers
   cost of revenues     35,882   37,323    32,015   144,065   127,937
                      --------- -------- --------- --------- ---------

New IBX centers-cash
 cost of revenues        3,587    1,827     2,225     8,179     7,791
New IBX centers-
 depreciation,
 amortization and
 accretion expense       2,246    1,805       465     6,110     1,222
New IBX centers-stock-
 based compensation
 expense                     -        -         -         -         -
                      --------- -------- --------- --------- ---------
  New IBX centers cost
   of revenues           5,833    3,632     2,690    14,289     9,013
                      --------- -------- --------- --------- ---------

     Cost of revenues  $41,715  $40,955   $34,705  $158,354  $136,950
                      ========= ======== ========= ========= =========

(3) We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4) We define cash operating expenses as operating expenses less depreciation, amortization and stock-based compensation. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

(5) We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

Sales and marketing
 expenses               $5,759   $4,829    $5,106   $20,552   $18,604
Depreciation and
 amortization expense      (15)     (15)     (484)      (60)   (1,902)
Stock-based
 compensation expense     (412)    (248)       (9)   (1,561)      (60)
                      --------- -------- --------- --------- ---------
  Cash sales and
   marketing expenses   $5,332   $4,566    $4,613   $18,931   $16,642
                      ========= ======== ========= ========= =========

(6) We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

General and
 administrative
 expenses              $11,516  $12,078    $7,950   $45,110   $32,494
Depreciation and
 amortization expense     (496)    (476)     (426)   (1,964)   (2,145)
Stock-based
 compensation expense   (1,574)  (1,110)     (439)   (6,716)   (1,372)
                      --------- -------- --------- --------- ---------
  Cash general and
   administrative
   expenses             $9,446  $10,492    $7,085   $36,430   $28,977
                      ========= ======== ========= ========= =========

(7) Our cash operating expenses, or cash SG&A, as defined above, is presented below:

Cash sales and
 marketing expenses     $5,332   $4,566    $4,613   $18,931   $16,642
Cash general and
 administrative
 expenses                9,446   10,492     7,085    36,430    28,977
                      --------- -------- --------- --------- ---------
                       $14,778  $15,058   $11,698   $55,361   $45,619
                      ========= ======== ========= ========= =========

The geographic split of our cash operating expenses, or cash SG&A, is presented below:

U.S. cash SG&A         $12,026  $12,338    $9,408   $44,758   $36,439
Asia-Pacific cash SG&A   2,752    2,720     2,290    10,603     9,180
                      --------- -------- --------- --------- ---------
  Cash SG&A            $14,778  $15,058   $11,698   $55,361   $45,619
                      ========= ======== ========= ========= =========

(8) We define EBITDA as income (loss) from operations less depreciation, amortization, accretion, stock-based compensation expense and restructuring charges as presented below:

Income (loss) from
 operations           $(31,006)    $234  $(20,457) $(36,773) $(42,062)
Depreciation,
 amortization and
 accretion expense      17,034   16,327    14,687    64,821    58,524
Stock-based
 compensation expense    1,986    1,358       448     8,277     1,467
Restructuring charges   33,814        -    17,685    33,814    17,685
                      --------- -------- --------- --------- ---------
  EBITDA               $21,828  $17,919   $12,363   $70,139   $35,614
                      ========= ======== ========= ========= =========

The geographic split of our EBITDA is presented below:

U.S. income (loss)
 from operations      $(31,504)    $541  $(18,877) $(35,448) $(34,107)
U.S. depreciation,
 amortization and
 accretion expense      16,187   15,357    13,079    60,702    52,412
U.S. stock-based
 compensation expense    1,986    1,358       448     8,277     1,467
U.S. restructuring
 charges                33,814        -    17,685    33,814    17,685
                      --------- -------- --------- --------- ---------
  U.S. EBITDA           20,483   17,256    12,335    67,345    37,457
                      --------- -------- --------- --------- ---------

Asia-Pacific income
 (loss) from
 operations                498     (307)   (1,580)   (1,325)   (7,955)
Asia-Pacific
 depreciation,
 amortization and
 accretion expense         847      970     1,608     4,119     6,112
Asia-Pacific stock-
 based compensation
 expense                     -        -         -         -         -
Asia-Pacific
 restructuring charges       -        -         -         -         -
                      --------- -------- --------- --------- ---------
  Asia-Pacific EBITDA    1,345      663        28     2,794    (1,843)
                      --------- -------- --------- --------- ---------

     EBITDA            $21,828  $17,919   $12,363   $70,139   $35,614
                      ========= ======== ========= ========= =========

New IBX centers are IBX centers which have not been available for customer installs for at least four full quarters. EBITDA on a same IBX versus new IBX basis is presented below:

Same IBX centers-
 income (loss) from
 operations           $(29,882)  $1,008  $(19,533) $(31,061) $(38,925)
Same IBX centers-
 depreciation,
 amortization and
 accretion expense      14,788   14,522    14,222    58,711    57,302
Same IBX centers-
 stock-based
 compensation expense    1,986    1,358       448     8,277     1,467
Same IBX centers-
 restructuring charges  33,814        -    17,685    33,814    17,685
                      --------- -------- --------- --------- ---------
  Same IBX center
   EBITDA               20,706   16,888    12,822    69,741    37,529
                      --------- -------- --------- --------- ---------

New IBX centers-income
 (loss) from
 operations             (1,124)    (774)     (924)   (5,712)   (3,137)
New IBX centers-
 depreciation,
 amortization and
 accretion expense       2,246    1,805       465     6,110     1,222
New IBX centers-stock-
 based compensation
 expense                     -        -         -         -         -
New IBX centers-
 restructuring charges       -        -         -         -         -
                      --------- -------- --------- --------- ---------
  New IBX center
   EBITDA                1,122    1,031      (459)      398    (1,915)
                      --------- -------- --------- --------- ---------

  EBITDA               $21,828  $17,919   $12,363   $70,139   $35,614
                      ========= ======== ========= ========= =========

(9) We define cash interest and other income (expense) as interest expense plus income taxes less interest income, non-cash interest expense and non-cash loss on debt extinguishment and conversion. Non-cash interest expense is comprised of amortization of debt discounts and debt issuance costs and non-cash interest on our convertible secured notes. Non-cash loss on debt extinguishment and conversion is comprised of the non-cash write-off of debt issuance costs and discounts.

(10) Cash interest expense and other is defined as interest expense less amortization of debt discounts and debt issuance costs and non-cash interest on our convertible secured notes as presented below:

Interest expense and
 other                 $(2,548) $(1,928)  $(2,731)  $(8,880) $(11,496)
Amortization of debt
 discounts and debt
 issuance costs            194      206       442       796     2,693
Non-cash interest on
 convertible secured
 notes                      30       72     1,317       879     5,112
                      --------- -------- --------- --------- ---------
  Non-cash interest
   expense                 224      278     1,759     1,675     7,805

                      --------- -------- --------- --------- ---------
  Cash interest
   expense and other   $(2,324) $(1,650)    $(972)  $(7,205)  $(3,691)
                      ========= ======== ========= ========= =========

(11) Loss on debt
     extinguishment
     and conversion         $-       $-        $-        $-  $(16,211)

Non-cash write-off of
 debt issuance costs
 and discounts               -        -         -         -    13,706
                      --------- -------- --------- --------- ---------
  Non-cash loss on
   debt extinguishment
   and conversion            -        -         -         -    13,706

                      --------- -------- --------- --------- ---------
  Cash loss on debt
   extinguishment and
   conversion               $-       $-        $-        $-   $(2,505)
                      ========= ======== ========= ========= =========

(12) We define cash net income as net income (loss) less depreciation, amortization, accretion, stock-based compensation expense, restructuring charges, non-cash interest expense and non-cash loss on debt extinguishment and conversion as presented below:

Net income (loss)     $(32,604)   $(783) $(22,669) $(42,612) $(68,631)
Depreciation,
 amortization and
 accretion expense      17,034   16,327    14,687    64,821    58,524
Stock-based
 compensation expense    1,986    1,358       448     8,277     1,467
Restructuring charges   33,814        -    17,685    33,814    17,685
Non-cash interest
 expense (defined
 above)                    224      278     1,759     1,675     7,805
Non-cash loss on debt
 extinguishment and
 conversion (defined
 above)                      -        -         -         -    13,706
                      --------- -------- --------- --------- ---------
  Cash net income      $20,454  $17,180   $11,910   $65,975   $30,556
                      ========= ======== ========= ========= =========

Cash net income presents only our actual income taxes calculated on a GAAP basis on our actual net income (loss). Cash net income does not present additional pro forma income taxes on our substantially higher non-GAAP cash net income.

(13) We define cash gross margins as cash gross profit divided by revenues.

Our cash gross margins by geographic region is presented below:

U.S. cash gross
 margins                    61%      59%       56%       59%       52%
                      ========= ======== ========= ========= =========

Asia-Pacific cash
 gross margins              49%      45%       37%       45%       33%
                      ========= ======== ========= ========= =========

Same IBX centers are IBX centers which have been available for customer installs for at least four full quarters. Our cash gross margins for same IBX centers is presented below:

Same IBX cash gross
 margins                    62%      57%       57%       59%       53%
                      ========= ======== ========= ========= =========

(14) We define EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

EBITDA - current
 period                $21,828  $17,919   $12,363   $70,139   $35,614
Less EBITDA - prior
 period                (17,919) (16,055)  (10,066)  (35,614)   (1,698)
                      --------- -------- --------- --------- ---------
  EBITDA growth         $3,909   $1,864    $2,297   $34,525   $33,916
                      ========= ======== ========= ========= =========

Revenues - current
 period                $61,798  $58,096   $44,989  $221,057  $163,671
Less revenues - prior
 period                (58,096) (52,479)  (42,439) (163,671) (117,942)
                      --------- -------- --------- --------- ---------
  Revenue growth        $3,702   $5,617    $2,550   $57,386   $45,729
                      ========= ======== ========= ========= =========

EBITDA flow-through
 rate                      106%      33%       90%       60%       74%
                      ========= ======== ========= ========= =========




                             EQUINIX, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                              (unaudited)


                 Assets                   December 31,   December 31,
                                              2005           2004
                                         -------------- --------------

Cash, cash equivalents and investments        $188,855       $108,092
Accounts receivable, net                        17,237         11,919
Property and equipment, net                    438,790        343,361
Goodwill and other intangible assets, net       21,829         22,253
Debt issuance costs, net                         3,075          3,164
Prepaid expenses                                 5,098          3,603
Deposits                                         3,548          6,062
Other assets                                     2,565          3,344
                                         -------------- --------------
         Total assets                         $680,997       $501,798
                                         ============== ==============

  Liabilities and Stockholders' Equity

Accounts payable and accrued expenses          $22,557        $19,822
Accrued property and equipment                  15,783          2,912
Accrued restructuring charges                   49,831         14,750
Borrowings under credit line                    30,000              -
Mortgage payable                                60,000              -
Capital lease obligations                       34,530         35,204
Other debt facilities                           61,675              -
Convertible secured notes                            -         35,824
Convertible subordinated debentures             86,250         86,250
Deferred installation revenue                    7,658          3,745
Customer deposits                                1,188          3,360
Deferred rent                                   18,792         22,915
Asset retirement obligation                      3,649          3,054
Other liabilities                                  411            256
                                         -------------- --------------
         Total liabilities                     392,324        228,092
                                         -------------- --------------

Preferred stock                                      -              2
Common stock                                        27             19
Additional paid-in capital                     839,497        776,123
Deferred stock-based compensation               (4,930)          (260)
Accumulated other comprehensive income           1,126          2,257
Accumulated deficit                           (547,047)      (504,435)
                                         -------------- --------------
         Total stockholders' equity            288,673        273,706
                                         -------------- --------------

         Total liabilities and
          stockholders' equity                $680,997       $501,798
                                         ============== ==============


-------------------------------------------------------

Ending headcount by geographic region is as follows:

       U.S. headcount                              372            315
       Asia-pacific headcount                      165            153
                                         -------------- --------------
         Total headcount                           537            468
                                         ============== ==============





                             EQUINIX, INC.
          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
                            (in thousands)
                              (unaudited)


                           Three Months Ended      Twelve Months Ended
                     ----------------------------- -------------------
                     December  September December  December  December
                        31,       30,       31,       31,       31,
                       2005      2005      2004      2005      2004
                     --------- --------- --------- --------- ---------

Cash flows from
 operating
 activities:
   Net loss          $(32,604)    $(783) $(22,669) $(42,612) $(68,631)
   Adjustments to
    reconcile net
    loss to net cash
    provided by
    operating
    activities:
    Depreciation,
     amortization and
     accretion         17,034    16,327    14,687    64,821    58,524
    Amortization of
     stock-based
     compensation       1,986     1,358       448     8,277     1,467
    Non-cash interest
     expense              224       278     1,759     1,675     7,805
    Loss on debt
     extinguishment
     and conversion         -         -         -         -    16,211
    Restructuring
     charges           33,814         -    17,685    33,814    17,685
    Other reconciling
     items               (507)      100      (524)      643     3,435
    Changes in
     operating assets
     and liabilities:
      Accounts
       receivable      (1,031)      (75)      900    (4,854)   (1,691)
      Accounts
       payable and
       accrued
       expenses          (451)    1,189      (295)    3,690     2,608
      Accrued
       restructuring
       charges         (1,618)     (480)        -    (3,066)     (761)
      Accrued
       interest
       payable            604      (539)      538        65       478
      Other assets
       and
       liabilities      1,108    (1,881)   (1,903)    5,142      (218)
                     --------- --------- --------- --------- ---------
          Net cash
           provided
           by
           operating
           activities  18,559    15,494    10,626    67,595    36,912
                     --------- --------- --------- --------- ---------
Cash flows from
 investing
 activities:
   Purchase of
    Ashburn campus
    property          (53,759)        -         -   (53,759)        -
   Purchase of Los
    Angeles IBX
    property              (21)  (34,727)        -   (34,748)        -
   Purchases of other
    property and
    equipment         (22,920)   (7,079)   (6,151)  (45,412)  (22,934)
   Accrued property
    and equipment      10,626      (267)      (93)   12,871       458
   Other investing
    activities            125         -     1,751       125     1,751
                     --------- --------- --------- --------- ---------
          Net cash
           used in
           investing
           activities (65,949)  (42,073)   (4,493) (120,923)  (20,725)
                     --------- --------- --------- --------- ---------
Cash flows from
 financing
 activities:
   Proceeds from
    warrants, stock
    options and
    employee stock
    purchase plans      1,772     3,585     3,658    12,989     7,289
   Proceeds from
    convertible
    subordinated
    debentures              -         -         -         -    86,250
   Proceeds from
    borrowing under
    credit line        30,000         -         -    30,000         -
   Proceeds from Los
    Angeles IBX
    financing          38,142         -         -    38,142         -
   Proceeds from
    mortgage payable   60,000         -         -    60,000         -
   Repayment of
    capital lease
    obligations          (186)     (167)     (105)     (675)     (306)
   Repayment of other
    debt facilities    (1,124)      (34)        -    (4,848)   (3,632)
   Repayment of
    credit facility         -         -         -         -   (34,281)
   Repayment of
    senior notes            -         -         -         -   (30,475)
   Debt issuance and
    extinguishment
    costs                (655)     (342)     (165)     (997)   (5,912)
                     --------- --------- --------- --------- ---------
          Net cash
           provided
           by
           financing
           activities 127,949     3,042     3,388   134,611    18,933
                     --------- --------- --------- --------- ---------
Effect of foreign
 currency exchange
 rates on cash and
 cash equivalents           6      (202)     (242)     (520)     (305)
                     --------- --------- --------- --------- ---------
Net increase in cash,
 cash equivalents and
 investments           80,565   (23,739)    9,279    80,763    34,815
Cash, cash
 equivalents and
 investments at
 beginning of period  108,290   132,029    98,813   108,092    72,971
                     --------- --------- --------- --------- ---------
Cash, cash
 equivalents and
 investments at end
 of period           $188,855  $108,290  $108,092  $188,855  $107,786
                     ========= ========= ========= ========= =========


Free cash flow (2)   $(47,390) $(26,579)   $6,133  $(53,328)  $16,187
                     ========= ========= ========= ========= =========

Adjusted free cash
 flow (3)              $6,390    $8,148    $6,133   $35,179   $16,187
                     ========= ========= ========= ========= =========

---------------------

(1) The cash flow statements presented herein combine our short-term and long-term investments with our cash and cash equivalents in an effort to present our total unrestricted cash and equivalent balances. In our quarterly filings with the SEC on Forms 10-Q and 10-K, the purchases, sales and maturities of our short-term and long-term investments will be presented as activities within the investing activities portion of the cash flow statements.

(2) We define free cash flow as net cash provided by operating activities plus net cash used in investing activities (excluding the purchases, sales and maturities of short-term and long- term investments) as presented below:

Net cash provided by
 operating activities
 as presented above   $18,559   $15,494   $10,626   $67,595   $36,912
Net cash used in
 investing activities
 as presented above   (65,949)  (42,073)   (4,493) (120,923)  (20,725)
                     --------- --------- --------- --------- ---------
  Free cash flow     $(47,390) $(26,579)   $6,133  $(53,328)  $16,187
                     ========= ========= ========= ========= =========

(3) We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases or sales of real estate as presented below:

Free cash flow (as
 defined above)      $(47,390) $(26,579)   $6,133  $(53,328)  $16,187
Less purchase of
 Ashburn campus
 property              53,759         -         -    53,759         -
Less purchase of Los
 Angeles IBX property      21    34,727         -    34,748         -
                     --------- --------- --------- --------- ---------
  Adjusted free cash
   flow                $6,390    $8,148    $6,133   $35,179   $16,187
                     ========= ========= ========= ========= =========

    CONTACT: Equinix, Inc.
             Jason Starr, 650-513-7402 (Investor Relations) jstarr@equinix.com
                 or
             K/F Communications, Inc.
             David Fonkalsrud, 415-255-6506 (Media)
             dave@kfcomm.com